Exhibit 10.38.2

NOTICE OF EXCHANGE

Beneficient

Beneficient Company Group, L.L.C.

Beneficient Company Holdings, L.P.

325 N. St. Paul Street, Suite 4850

Dallas, Texas 75201

Attn: General Counsel

Reference is hereby made to that certain letter dated October 1, 2025 (the “Conversion Notice”) regarding a limited waiver for the conversion of Preferred Series A Subclass 1 Unit Accounts (“Preferred A-1 Unit Accounts”) of Beneficient Company Holdings, L.P. (“BCH”) pursuant to the Exchange Agreement (the “Exchange Agreement”) among Beneficient (“Beneficient”), Beneficient Company Group, L.L.C. (“Ben LLC”) and BCH, as amended from time to time, and to the Ninth Amended and Restated Limited Partnership Agreement (as amended, the “BCH LPA”) of Beneficient Company Holdings, L.P.

Pursuant to the Conversion Notice, the undersigned (the “Exchanging Limited Partner”) desires to exchange the number of units or designated amount of Group Partnership Interests set forth on the line below the signature below (the “Exchange Interests”) for shares of Class A Common Stock of Beneficient (“Class A Common Stock”) pursuant to an Exchange (as defined in the Exchange Agreement). Accordingly, the Exchanging Limited Partner hereby gives notice to BCH and Beneficient of its election to exchange its Exchange Interests for shares of Class A Common Stock in an Exchange pursuant to Section 2.2 of the Exchange Agreement; provided, that pursuant to the Conversion Notice, Beneficient has waived the sixty-one (61) day notice period under Section 2.2(a) of the Exchange Agreement and the requirement that the Exchange occur on the date specified in Section 2.2(b)(i) of the Exchange Agreement.

Pursuant to the foregoing, the Exchanging Limited Partner hereby represents, warrants, and covenants to Beneficient, Ben LLC and BCH that:

(a) The Exchanging Limited Partner is acquiring the Class A Common Stock for its own account and for investment purposes only, and not with a view to the distribution or resale thereof, in whole or in part, in violation of applicable securities laws.

(b) The Exchanging Limited Partner is in such a financial condition that it has no need for liquidity with respect to the Class A Common Stock and no need to dispose of any portion of the Class A Common Stock acquired hereby to satisfy any existing or contemplated undertaking or indebtedness. The Exchanging Limited Partner hereby represents that, at the present time, the Investor could afford a complete loss of its investment in the Class A Common Stock.

(c) The Exchanging Limited Partner understands that no federal or state governmental agency or authority, including the Securities and Exchange Commission (the “SEC”), has approved or disapproved of the Class A Common Stock.

(d) The Exchanging Limited Partner understands that the shares of Class A Common Stock being acquired are “restricted securities” under federal securities laws and may be resold without registration under the Securities Act of 1933 (the “Act”) only in certain limited circumstances. The Exchanging Limited Partner understands that the shares of Class A Common Stock have not been registered under the Act and Beneficient is under no obligation to register such shares of Class A Common Stock under the Act. In the absence of an effective registration statement covering the shares of Class A Common Stock or an available exemption from registration under the Act, the shares of Class A Common Stock must be held indefinitely.

(e) The Exchanging Limited Partner acknowledges that Beneficient and BCH have made available to the Exchanging Limited Partner the opportunity to ask questions and receive answers concerning the Issuer and the Class A Common Stock, and to obtain any additional information which Issuer possesses or can acquire without unreasonable effort or expense and has received any and all information requested.

(f) The Exchanging Limited Partner acknowledges that (i) Beneficient has received a determination by the Nasdaq Listing Qualifications Staff to delist the Class A Common Stock from The Nasdaq Capital Market (“Nasdaq”) due to Beneficient’s noncompliance with certain listing requirements, and (ii) a Nasdaq Listing Qualifications Hearing was held on August 26, 2025. While the Nasdaq Hearings Panel (the “Panel”) granted Beneficient an extension to regain compliance with the applicable Nasdaq Listing Rules subject to Beneficient’s compliance with the periodic filing requirements with the SEC on or before October 13, 2025 and with the minimum share price requirements of Nasdaq on or before December 29, 2025, the Exchanging Limited Partner acknowledges that Beneficient may not be successful in satisfying such conditions, and there are no assurances that the Class A Common Stock will not be delisted from Nasdaq.

(g) No representations or warranties have been made to the Exchanging Limited Partner concerning Beneficient, its business, or the Class A Common Stock by Beneficient, Ben LLC or BCH, or any agent, officer, or employee of any of them, or by any other person, and in making such Limited Conversion, the Exchanging Limited Partner is not relying on any information other than the results of the Exchanging Limited Partner’s own independent investigation and due diligence. In this regard, the Exchanging Limited Partner has made its own inquiry and analysis (on its own or with the assistance of others) with respect to Beneficient and its business, the Class A Common Stock, and other material factors affecting the Class A Common Stock. Based on such information and analysis, the Exchanging Limited Partner has been able to make an informed decision to enter into the Limited Conversion and acquire the Class A Common Stock.

(h) The Exchanging Limited Partner is a sophisticated investor and has such knowledge and experience in financial and business matters that the Exchanging Limited Partner is capable of evaluating the merits and risks of its election to exchange its Exchange Interests for shares of Class A Common Stock and an investment in the Class A Common Stock. The Exchanging Limited Partner is not relying on Beneficient, Ben LLC, BCH or any of their professional advisors with respect to the tax considerations involved in the Exchanging Limited Partner’s election to exchange its Exchange Interests for shares of Class A Common Stock, the ownership of the Class A Common Stock or the possible forfeiture of a portion of the shares of Class A Common Stock received in the exchange to Beneficient in accordance with the Conversion Notice. The Exchanging Limited Partner understands and acknowledges that there can be no assurances as to the tax results of the exchange of the Exchange Interests for the shares of the Class A Common Stock or the possible forfeiture of a portion of such shares and none of Beneficient, Ben LLC nor BCH makes any representation or warranty with respect thereto. To the extent necessary, the Exchanging Limited Partner has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, accounting, tax, and legal merits and consequences of the exchange of the Exchange Interests and the ownership of the Class A Common Stock.

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By executing and delivering this notice, the Exchanging Limited Partner agrees to be bound by the terms and provisions of the Conversion Notice, including, without limitation, the provisions concerning the possible adjustment and forfeiture of shares of Class A Common Stock included therein, and the Exchange Agreement as if the Exchanging Limited Partner was an original party thereto.

Exchanging Limited Partner

By:
Name:
Title:

Exchange Interests:

$_______________________ of Preferred Series A Subclass 1 Unit Accounts convertible into Class S Ordinary Units that are contemporaneously exchangeable for shares of Class A Common Stock

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